                                                        Exhibit 10.21

                                CONVERTIBLE NOTE

$13,214,300.00                                                       May 2, 2007

     1. FOR VALUE  RECEIVED,  SOUTHWEST  IOWA  RENEWABLE  ENERGY,  LLC,  an Iowa
limited liability company (the "Borrower"),  hereby promises to pay to the order of  METROPOLITAN  LIFE  INSURANCE  COMPANY (the  "Bank"),  the  principal sum of
Thirteen  Million Two Hundred  Fourteen  Thousand  Three  Hundred and  No/100ths
($13,214,300.00)  Dollars,  or so much thereof as may be advanced to, or for the benefit of, the  Borrower  and be  outstanding,  with  interest  thereon,  to be computed on each advance from the date of its  disbursement  as set forth herein pursuant to that certain  Credit  Agreement of even date herewith by and between
the  Borrower,  the  Bank  and  the  other  commercial,   banking  or  financial
institutions from time to time parties thereto,  and AgStar Financial  Services,
PCA,  as agent (the  "Agent")  (as it may be  amended,  modified,  supplemented, extended  or restated  from time to time,  the  "Credit  Agreement"),  and which remains unpaid,  in lawful money of the United States and immediately  available funds.  This  Convertible Note is issued pursuant to the terms and provisions of the Credit Agreement and is entitled to all of the benefits  provided for in the
Credit  Agreement.  All capitalized terms used and not defined herein shall have the meanings assigned to them in the Credit Agreement.

     2. The outstanding  principal  balance of this  Convertible Note shall bear interest at a variable rate determined by Agent to be 315 basis points above the
LIBOR Rate in effect on the date of the first  Advance  made to  Borrower  under this Convertible Note. Notwithstanding the foregoing, the rate of interest under this Convertible Note may be adjusted by Agent pursuant to the provisions of the
Credit  Agreement and this  Convertible  Note. On the Conversion Date, a portion not to exceed 50% of the  outstanding  principal  balance of all  Advances  made under this  Convertible  Note may at  Borrower's  option be converted to a fixed rate of interest at a rate acceptable to Agent in its sole reasonable discretion pursuant to the terms and conditions of the Credit Agreement.

     3. The "LIBOR Rate" (London Interbank Offered Rate) means the rate (rounded
upward  to  the  nearest   sixteenth  and  adjusted  for  reserves  required  on
Eurocurrency  Liabilities  (as  hereinafter  defined)  for banks  subject to FRB
Regulation D (as  hereinafter  defined) or required by any other  federal law or regulation), quoted by the British Bankers Association (the "BBA") at 11:00 a.m.
London time two Banking Days (as hereinafter defined) before the commencement of the  Interest  Period for the  offering  of U.S.  Dollar  deposits in the London interbank  market for an Interest Period of one month, as published by Bloomberg or another major information  vendor listed on BBA's official website.  "Banking
Day"  shall mean a day on which  Agent is open for  business,  dealings  in U.S.
Dollar deposits are being carried out in the London interbank market,  and banks are open for  business  in New York  City  and  London,  England.  "Eurocurrency
Liabilities"  has the meaning as set forth in FRB Regulation D. "FRB  Regulation
D" means  Regulation D as  promulgated  by the Board of Governors of the Federal
Reserve System, 12 C.F.R. Part 204, as amended from time to time.

     4. The rate of interest due hereunder  shall  initially be determined as of the date hereof and shall  thereafter be adjusted,  as and when,  the LIBOR Rate changes.  All such  adjustments to the rate of interest shall be made and become effective as of the first day of the month  following  the date of any change in the  LIBOR  Rate  and  shall  remain  in  effect  until and

including the day immediately  preceding the next such adjustment (each such day hereinafter being referred to as an "Adjustment  Date"). All such adjustments to said rate shall be made and become effective as of the Adjustment Date, and said rate as adjusted shall remain in effect until and including the day  immediately preceding the next Adjustment Date.  Interest hereunder shall be computed on the basis of a year of three hundred  sixty-five  (365) days, but charged for actual days principal is outstanding.

     5.  Advances  may  only be made  under  this  Convertible  Note  until  the
Conversion  Date  after  which no further  Advances  may be made  hereunder.  No amounts may be readvanced under this Convertible  Note. Any principal  repayment by the Borrower will reduce the Bank's commitment on the Construction Loan.

     6.  Prior  to  the  Conversion   Date,  all  interest  accrued  under  this
Convertible Note shall be payable monthly,  on the first day of each month (each such date, a "Monthly  Payment  Date"),  commencing on the first Monthly Payment
Date  following  the date on which  the first  Advance  is made  hereunder,  and continuing on each Monthly Payment Date thereafter until the Conversion Date. On the Conversion Date, all outstanding accrued interest shall be paid in full.

     7. On the Conversion  Date,  One Million One Hundred  Ninety  Thousand Five
Hundred and No/100 Dollars  ($1,190,500.00) of the outstanding principal balance of this note shall be converted  into the Term Revolving  Note,  pursuant to the
Credit Agreement. The remaining outstanding principal balance of this note shall be  converted  into a Term  Loan  pursuant  to the  Credit  Agreement  and  this
Convertible Note.

     8. Subject to the terms and conditions of the Credit  Agreement,  following the Conversion Date, the portion of the Term Loan that has not been converted to a Fixed Rate Loan shall bear interest at a variable rate equal to the LIBOR Rate plus 295 basis points or as otherwise provided in the Credit Agreement.

     9. The  Borrower  shall  have the  option to  convert a portion of the loan evidenced  by this  Note into a Fixed  Rate  Loan,  as  provided  in the  Credit
Agreement,  which  shall bear  interest  at a rate equal to 275 basis  points in excess  of a  known  fixed  rate  benchmark  rate  as set  forth  in the  Credit
Agreement,  which is in effect on the  Conversion  Date,  or such  other rate of interest as agreed upon by the Agent and  Borrower.  Should the  Borrower  elect such  fixed  rate  option,  such rate of  interest  shall not be  subject to any adjustments as provided for in the Credit Agreement.

     10.  Beginning on the first (1st) day of the month  following  the month in which the Conversion Date occurs,  and continuing on the first (1st) day of each succeeding  month  thereafter until the seventh month after the Conversion Date, the Borrower  shall make  monthly  payments of accrued  interest  under the Term
Loan.  Beginning  on the first  (1st) day of the  seventh  month  following  the
Conversion Date (the "Amortization Date"), and continuing on the first (1st) day of each succeeding  month thereafter until the Maturity Date, the Borrower shall make equal monthly payments of principal and accrued interest in such amounts as would be required to fully amortize the entire outstanding  principal balance of the Term Loan,  together  with accrued  interest  thereon,  over a period of 114 months from the Amortization Date. The outstanding  principal balance,  together with all accrued interest,  if not paid sooner, shall be due and payable in full on the Maturity  Date.  Following the  Conversion  Date,  and in addition to all other

payments of principal  and interest  required  under the Credit  Agreement,  the
Borrower  shall  annually  remit to Agent for the account of the Bank the Excess
Cash Flow Payment pursuant to terms and conditions of the Credit Agreement.

     11. The outstanding  principal  balance  hereof,  together with all accrued interest,  if not paid  sooner,  shall be due and  payable  in full on the fifth
(5th) annual anniversary of the Conversion Date (the "Maturity Date").

     12. All payments and prepayments  shall, at the option of the Agent for the account of the Bank, be applied first to any costs of collection,  second to any late charges, third to accrued interest and the remainder thereof to principal.

     13. This  Convertible Note may be prepaid at any time, at the option of the
Borrower, either in whole or in part, subject to the obligations of the Borrower to  compensate  the Bank  for any  loss,  cost or  expense  as a result  of such prepayment  as set  forth in the  Credit  Agreement.  This  Convertible  Note is subject to mandatory prepayment,  at the option of the Agent, as provided in the
Credit Agreement.

     14.  In  addition  to the  rights  and  remedies  set  forth in the  Credit
Agreement:  (i) if the Borrower fails to make any payment to Bank when due under this Convertible Note, then at Agent's option in each instance,  such obligation or  payment  shall  bear  interest  from the date due to the date paid at 2% per annum in excess of the rate of interest  that would  otherwise be  applicable to such obligation or payment under this Convertible Note; (ii) upon the occurrence and during the  continuance of an Event of Default  beyond any  applicable  cure period,  if any, at Agent's option in each instance,  the unpaid  balances under this  Convertible Note shall bear interest from the date of the Event of Default or such later date as Agent shall elect at 2% per annum in excess of the rate(s)
of  interest  that  would  otherwise  be in  effect  under  the  terms  of  this
Convertible  Note;  (iii)  after  the  Maturity  Date,   whether  by  reason  of
acceleration or otherwise, the unpaid principal balance of this Convertible Note
(including without  limitation,  principal,  interest,  fees and expenses) shall automatically  bear  interest  at 2% per annum in excess of the rate of interest that would otherwise be in effect under this Convertible Note.  Interest payable at the  Default  Rate  shall be  payable  from time to time on demand or, if not sooner demanded, on the last day of each calendar month.

     15. If the Borrower fails to make any payment to Agent within ten (10) days of the due date thereof,  the Borrower shall, in addition to such amount,  pay a late charge equal to five percent (5%) of the amount of such payment.

     16.  This  Convertible  Note is secured  by,  among  other  instruments,  a
Mortgage, Security Agreement and Financing Statement covering various parcels of real property,  fixtures, and personal property located in Pottawattamie County,
Iowa. In the event any such security is found to be invalid for whatever  reason in  accordance  with the terms of the Credit  Agreement  such  invalidity  shall constitute an event of default  hereunder.  All of the  agreements,  conditions, covenants,  provisions,  and  stipulations  contained  in the  Mortgage,  or any instrument  securing  this  Convertible  Note  are  hereby  made a part  of this
Convertible  Note to the same  extent  and with the same  force and effect as if they were fully set forth  herein.  It is agreed  that time is of the essence of this Convertible Note.

     17. Upon the  occurrence  at any time of an Event of Default or at any time thereafter,  the  outstanding  principal  balance  hereof plus accrued  interest hereon plus all other amounts due hereunder  shall,  at the option of the Agent, be  immediately  due and  payable,  without  notice or demand and Agent shall be entitled to exercise all remedies  provided in this Convertible Note, the Credit
Agreement or any of the Loan Documents.

     18. Upon the  occurrence  at any time of an Event of Default or at any time thereafter,  the Banks  shall have the right to set off any and all  amounts due hereunder by the Borrower to the Banks against any indebtedness or obligation of the Banks to the Borrower.

     19. The Borrower promises to pay all reasonable costs of collection of this
Convertible Note, including, but not limited to, reasonable attorneys' fees paid or incurred by the Agent on account of such  collection,  whether or not suit is filed with  respect  thereto and whether or not such costs are paid or incurred, or to be paid or incurred, prior to or after the entry of judgment.

     20. Demand,  presentment,  protest and notice of nonpayment and dishonor of this Construction Note are hereby waived.

     21. This  Convertible Note shall be governed by and construed in accordance with the laws of the State of Minnesota.

     22. The Borrower  hereby  irrevocably  submits to the  jurisdiction  of any
Minnesota state court or federal court over any action or proceeding arising out of or relating to this Note, the Credit Agreement and any instrument,  agreement or document  related  hereto or thereto,  and the  Borrower  hereby  irrevocably agrees that all claims in respect of such action or proceeding  may be heard and determined  in such  Minnesota  state or  federal  court.  The  Borrower  hereby irrevocably  waives, to the fullest extent it may effectively do so, the defense of an  inconvenient  forum to the  maintenance  of such  action  or  proceeding.
Nothing in this  Convertible  Note shall  affect the right of the Agent to bring any action or  proceeding  against the Borrower or its property in the courts of any other jurisdiction to the extent permitted by law.

                                  SOUTHWEST IOWA RENEWABLE  ENERGY, LLC,
                                  an Iowa limited  liability
                                  company

                                  By    /s/ Mark Drake
                                     -----------------------------------------
                                           Mark Drake
                                           Its:  General Manager

                                  By    /s/ Karol King
                                     -----------------------------------------
                                           Karol King
                                           Its:  Board Chairman

                                       4